Employment Separation Agreement Abstract

This Employment Separation Agreement (this "Agreement") is made and entered into as of this 1st day of July, 2005, by and between MEMS USA, Inc., a Nevada corporation (the "Company"), and MEMS USA, Inc., a California corporation (the "Old Company"), on the one hand (which cumulatively shall be referred to from time to time herein as the "Company Parties"), and Lawrence Weisdorn ("LW") and Lawrence Weisdorn, Sr. ("Sr."), and all of their respective relatives including wives, Gia Weisdorn and Christa Weisdorn, (which parties shall be referred to from time to time as the "Weisdorn Parties"), on the other.

LW is an officer and director of the Company and affirms that he is the only holder of record of 2,738,068 shares of the Company's common stock (the "LW Stock"), which is constituted by Certificate No. 10361, evidencing ownership of 169,381 shares, and 2,568,687 shares on deposit in a brokerage account. LW affirms that all of the LW Stock is subject to the restrictions of Rule 144, as promulgated under the Securities Act of 1933 ("Rule 144"). Prior to becoming an officer and director of the Company, LW was an officer and director of the Old Company.

Sr. affirms that he is the only holder of record of 350,326 shares of the Company's common stock (the "Sr. Stock"), which is constituted by Certificate No. 10200, evidencing ownership of 41,368, Certificate No. 10283, evidencing ownership of 126,474 shares, certificate No. 10201, evidencing ownership of 46,584 shares, 20,900 shares on deposit in a brokerage account, and two additional certificates of which the certificate numbers are currently unknown evidencing ownership of 95,000 and 20,000 shares, respectively.

Sr. affirms that he has a claim to 100,000 shares of the Company's common stock from Mark Trumble ("Trumble") in exchange for shares of the Company's common stock previously given Trumble by Sr., and 137,099 shares of the Company's common stock in exchange for payment of monies given Trumble by Sr. Sr. also claims an option to purchase up to approximately $308,000 of the Common stock of the Company from Trumble at the price of $1.86 per share. These claims shall cumulatively be referred to herein as the "Trumble Claims". All rights to or associated with profits from these transactions are hereby irrevocably assigned by the Weisdorn Parties to the Company.

LW affirms that approximately 595,000 shares of the Company's common stock are held in the name of, or are otherwise under the control of, certain individuals or entities who are, or have been, represented by or otherwise affiliated with Nathan Drage, Esq. (the "Drage Stock"). LW contends that the Company has a contractual right to have all the Drage Stock returned to it. LW states that one or more holders of the Drage Stock have refused to return the Drage Stock, and the Company has recovered none of the Drage Stock.
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This Agreement is being executed and delivered in order to set forth the terms upon which LW and the Company Parties shall accomplish their separation, and to compromise and settle completely any and all currently known and disclosed disputes as exist between the Weisdorn Parties and the Company Parties, including the Company's subsidiaries, pertaining to or arising out of any events, actions, omissions or representations of whatever kind or nature occurring during, arising from or relating to LW's tenure with the Company, its subsidiaries or the Old Company, the compensation enjoyed by them, or either of them, during or as a result of LW's tenure with the Company or the Old Company, and any transactions between them and the Company, its subsidiaries or the Old Company including, without limitation, the entering into of the transactions concerning the Drage Stock and the Trumble Claims.

Immediately, the Weisdorn Parties will cease and desist from any and all transactions related to the company, its stock or derivatives. Upon execution and delivery of this Agreement by the Company Parties, LW shall deliver LW's letter of resignation in the form attached hereto as Exhibit "A". Within three business days of execution of this Agreement, the Weisdorn Parties shall deliver to the Company all certificates evidencing any and all of their ownership of common stock, warrants, options and all such derivatives of the Company stock or, in the case of such of the Weisdorn Parties Stock as is held in brokerage accounts, they shall deliver written instructions acceptable to the Company to the entities holding such shares irrevocably instructing them to deliver all stock to the Company. They shall also deliver to the Holder at the same time fully executed irrevocable stock assignments, separate from each certificate, in form acceptable to the Company and such other documents of conveyance as are requested thereby, conveying ownership of the Weisdorn Parties Stock as follows:

      (a) All shares of the LW Stock shall be conveyed to the Company;

      (b) All shares of the Sr. Stock shall be conveyed to the Company;

      (c) 167,374 shares of the LW Stock, and 128,000 shares of the Sr. Stock, shall be held by the Company in LW's name pursuant to the provisions of this Agreement (cumulatively, the "Retained Stock"). If and to the extent that they are available amongst the LW Stock or the Sr. Stock, 128,000 shares of the Retained Stock shall be freely tradable without reference to the restrictions of Rule 144.

      (d) All MEMS USA or related stock options and warranty held by the Weisdorn Parties will be conveyed to the Company.

The Weisdorn Parties shall promptly deliver to the Company all copies and embodiments, in whatever form, of all Confidential Information and Intellectual Property in his possession or within his control (including, but not limited to, written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other
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materials containing any Confidential Information or Intellectual Property)
irrespective of the location or form of such material and, if requested by the Company, shall provide the Company with written confirmation that all such materials have been delivered. LW shall return the Company's credit card to the Company. LW acknowledges that all deposits and all cash values (such as for the lease of the Company's offices at 5701 Lindero Canyon) will inure solely to the benefit of the Company.

The Weisdorn Parties shall not, for the longer period of three years or during the time the Client Account is in existence (the "Confidentiality Period"), disclose or use at any time any Confidential Information (as defined below) of which they are aware, whether or not such information is developed by them. The Weisdorn Parties shall take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.

      (b) As used in this Agreement, the term "Confidential Information" means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as "confidential"), in any form or medium, that relates to the Company Parties or their business relations and business activities. Confidential Information includes, but is not limited to, the following: (i) internal business information (including historical and projected financial information and budgets and information relating to strategic and staffing plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures and accounting and business methods); (ii) identities and individual requirements of, and specific contractual arrangements with, the Company Parties' customers, independent contractors, joint venture partners and other business relations and their confidential information; (iii) trade secrets, know-how, compilations of data and analyses, techniques, systems, formulae, research, records, reports, manuals, documentation, models, data and data bases relating thereto; (iv) inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) and (v) other Intellectual Property. Confidential Information shall not include any information that has been published (other than by a Weisdorn Party) in a form generally available to the public prior to the date the Weisdorn Parties, or either of them, propose to disclose or use such information. Information shall not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

LW acknowledges and agrees that he has obtained valuable proprietary information such as that regarding the Company's businesses in biomass to ethanol conversion and in the development and sale of instrumentation, blending skids and Intelligent Filtration Systems. LW accordingly covenants and agrees that during the Confidentiality Period LW shall not directly or indirectly, either for himself or for any other individual, corporation, partnership, joint venture or other entity, participate in any business (including, without limitation, any division, group, or franchise of a larger organization) anywhere in the world
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which engages or which proposes to engage in the businesses of the Company. For purposes of this Agreement, the term "participate in" shall include, without limitation, having any direct or indirect interest in any corporation, partnership, joint venture or other entity, whether as a sole proprietor, owner, stockholder, partner, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual, corporation, partnership, joint venture and other business entity (whether as a director, officer, manager, supervisor, employee, agent, consultant or otherwise). LW has determined and hereby acknowledges that such restrictions are reasonable in terms of duration and scope, that area restrictions are necessary to protect the goodwill of the Company's business, and that the nature of the Company's business is such that it is not conducted with respect to geographical boundaries. Notwithstanding the foregoing, LW shall not be prohibited hereby from owning stock in a publicly traded company in which he owns less than five per cent of the outstanding common stock, and in which he plays no managerial or advisory role.

During the Confidentiality Period, the Weisdorn Parties shall not, directly or indirectly, either for themselves or for any other individual, corporation, partnership, joint venture or other entity, (i) induce or attempt to induce any employee of, or consultant to, the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee of, or consultant to, the Company, (ii) hire any person who was an employee of, or consultant to, the Company at any time during the Confidentiality Period, or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, vendor or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, vendor or business relation and the Company (including, without limitation, making any negative statements or communications concerning the Company).

Subject to the provisions of this Agreement, and conditioned upon the delivery to the Company and Custodian of the stock certificates and stock assignments separate from certificate and other documents as set forth in this paragraph, upon and by virtue of the mutual execution and delivery of this Agreement, the Weisdorn Parties hereby release and discharge forever the Company Parties, and each of them, and each of their agents, employees and attorneys, and their successors and assigns, from any and all claims, debts, suits, warranties, damages, interests, actions or causes of action of any nature, whether known or unknown, suspected or unsuspected, arising from any matter, act or omission through the date hereof related to the Company Parties including, without limitation, any claims arising out of any employment contract between the Company Parties.

The Weisdorn Parties warrant and represent that all the stock or other security of the Company, or any warrant or option to acquire or sell any stock or other security of the Company which they, or any of their respective spouses, children, nieces, nephews, parents or siblings own or control, of record or beneficially, and that neither they, nor any of their respective spouses, children, nieces, nephews, parents or siblings own or control, of record or beneficially, any right to purchase or receive any additional or other rights to any shares or other securities of the Company are the subject of this agreement and are hereby assigned to the company or the custodian account.